The following discussion could include forward looking statements relating to the company's beliefs and goals. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the company's inability to generate increased earnings assets, sustain credit losses, maintain adequate net interest margin, control fluctuations in operating results, maintain liquidity to fund assets, and retain key personnel. Additional risk factors that could cause material differences are detailed from time to time in the Valley Bancorp's reports and other filings made with the SEC, certain of which are available on the company's Web site, www.valleybancorp.com. Foreword Looking Statement

Total Assets Net Loans Total Deposits Stockholder Equity Net Income(6 months '05) Return on Average Equity (Annualized) Weighted Average Diluted Shares Outstanding 334.8 245.6 278.9 38.9 2.4 million 13.34 2.9 million June 30,2005 December 31,2004 273.6 196.1 236.2 36.3 3.2 million 14.61 2.1million Valley Bancorp As of...

Valley Bank Profile Your Personal Business Bank

Valley Bank is a community bank located in Southern Nevada. We offer products and services to commercial businesses, real estate developers, the principals and their employees in the Las Vegas Valley and the surrounding areas.

Commenced operations in October 1998. The original Valley Bank trailer in Henderson

Additional branches in the making! Four full-service branches: Las Vegas Henderson Pahrump Jones

Our Market Dynamics

•Gaming

Clark County Annual Gross Gaming Revenue Source: The Center for Business and Economic Research University of Nevada, Las Vegas

Gaming revenue reflected an 11.2 percent increase in 2004

•Tourism •Convention City

2000 2001 2002 2003 2004 Economic Impact of Conventions 4289 5815 5963 6547 6861 Economic Impact of Conventions (000,000) Source: Las Vegas Convention and Visitors Authority

Las Vegas Metropolitan Hotel Rooms Source: The Center for Business and Economic Research University of Nevada, Las Vegas

2000 2001 2002 2003 2004 0.891 0.847 0.84 0.85 0.886 Occupancy Rate Source: Las Vegas Convention and Visitors Authority

Las Vegas Room Inventory Summary Source: Above Estimates From Las Vegas Hotel Construction Report, July 2005

Las Vegas Visitor Volume Source: The Center for Business and Economic Research University of Nevada, Las Vegas

Visitor volume grew by 5.2 percent in 2004

McCarran Passenger Traffic 2000 2001 2002 2003 2004 36866000 35180000 35009000 36266000 41442000 Source: Clark County Department of Aviation

•Expanding Population Base Service expansion in gaming and tourism sectors Growing commercial / industrial base Retirement destination

Clark County Population Source: The Center for Business and Economic Research University of Nevada, Las Vegas

Retirees 2002 2003 Change Number of Retirees HH with Retirees 232,303 243,549 4.6% 122,144 124,752 2.1% Source: Las Vegas Perspective Survey

New Mexico Tennessee Georgia Idaho North Carolina Delaware South Carolina Florida Arizona Nevada -69.6 -45 -39.4 -28.1 -20.6 -20 -17.7 -16.6 -16.1 -12.2 12 15.2 18.1 19.6 22.1 27.2 33.6 56.9 87.4 114.2 Ohio North Dakota Massachusetts Michigan Connecticut New Jersey Illinois Alaska New York D.C. States with Highest & Lowest Net Migration Rates for Population 65 + 1995 to 2000 (Annual Number of Retirees Moving into Each State Per Retirees Leaving Source: Clark County Community Growth Task Force Report, April 2005

A Diverse Work Force December 2004 Unemployment Rate: 3.5% Source: State of Nevada Department of Employment and Rehabilitation, Research & Analysis Bureau, December 2004 Government Leisure & Hospitality Other Services Education & Health Services Professional & Business Services Financial Activities Information Trade, Transportation & Utilities Manufacturing Construction Natural Resources & Mining East 12 27 3 7 12 5 1 18 4 10 1

Nevada Job Growth Non-farm Payroll Employment ('000) June 05 June 04 Change Percent Change

Condominiums Single Family Detached Apartments Town Houses Mobile Homes 2,3, and 4-Plexes East 7 55 26 4 5 3 Housing Mix Source: Southern Nevada Consensus Unit Estimate

Total $36.3 Million IPO Completed 9/28/04, $17.1 Million 47 Year 2004 Earnings, $3.2 Million 9 Year 2003 Capital, $16 Million 44 9% 44% IPO Completed 9/28/04, $17.1 Million Year 2004 Earnings, $3.2 Million Year 2003 Capital, $16 Million Stockholder's Equity Composition 2004

Basic Earnings $1.59 Diluted Earnings 1.53 Book Value 12.99 2004 PER SHARE Financial Highlights

Total Assets $273,624,000 Loans Net of Unearned Fees 198,270,000 Allowance For Loan Losses 2,195,000 Deposits 236,211,000 Stockholders' Equity 36,254,000 2004 YEAR END Financial Highlights

Net Interest Income $10,750,000 Provision for Loan Losses 632,000 Non-interest Income 295,000 Non-interest Expense 5,543,000 Net Income 3,211,000 2004 FOR THE YEAR Financial Highlights

Q4 '03 Q1 '04 Q2 '04 Q3 '04 Q4 '04 Valley Bank 0.2293 0.2635 0.3492 0.3798 0.4516 Trailing 12-Month Asset Growth Rate Quarterly

2000 2004 Commercial, Industrial and Other Loans 35 19 Commercial Real Estate Loans 42 45 Construction, Land & Development Loans 23 36 Valley Bank's Loan Composition

2000 2001 2002 2003 2004 254000 657000 122000 1399000 3211000 2400000 Net Income 1st 6 Months of 2005

Long Term Goals

Our Strategy: Return on Assets > 1.00% Double-Digit Return on Equity

Efficiency Ratio < 60% Net Interest Margin of 5.00% Our Strategy:

Annual growth in assets and loan portfolio of approximately 25% and 20%, respectively, for the next three to five years Our Strategy:

The Theory...